UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 3, 2011

Thomas Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22010	72-0843540
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5221 N. O’Connor Blvd., Suite 500
Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:	(972) 869-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On March 3, 2011, the Compensation and Corporate Governance Committee of the Board of Directors (the “Compensation Committee”) of Thomas Group, Inc. (the “Company”) adopted a retention pay program (the “Retention Plan”) for certain officers and employees of the Company in order to help preserve the continuity of the Company’s operations and management.

Under the Retention Plan, each eligible employee will be entitled to receive a lump sum payment (“Retention Payment”) in the event such employee’s employment with the Company is terminated by the Company for any reason other than cause.  The Retention Payment payable to an employee under the Retention Plan will be based on the employee’s role and other facts, but it will not exceed an amount equal to six months of their annual base salary or their annual minimum compensation (as applicable), at the time of termination.  This Retention Payment will be in lieu of any cash severance payments otherwise payable under any other arrangement with the employee during the period of the Retenition Plan.

The Retention Plan will remain in effect through the end of 2012, at which time the Retention Plan will expire and no Retention Payments will be payable under the Retention Plan for any eligible employee whose employment with the Company is terminated after such date.  Pursuant to the resolution adopted by the Compensation Committee, the specific terms and conditions of the Retention Plan, which are still being finalized, including the definition of cause, remain subject to approval by the Chairman of the Compensation Committee.  Upon such approval, a letter describing the Retention Plan and outlining its terms and conditions applicable to each eligible employee will be prepared and delivered to each eligible employee.

Under the Retention Plan, the named executive officers of the Company will be eligible to receive Retention Payments in the following amounts (based on their current salaries and roles):

Named		Months	Retention
Executive Officer	Role	of Pay	Payment

Michael E. McGrath	Executive Chairman, President and Chief Executive Officer	6	$125,000

Frank W. Tilley	Chief Financial Officer, Vice President and Treasurer	6	$75,000

The Company plans to enter into a new employment agreement with Michael E. McGrath for the remainder of 2011 effective as of March 1, 2011 providing for his continued employment by the Company as Executive Chairman, President and Chief Executive Officer for an annualized base salary of $250,000.  Details of the employment agreement currently are being negotiated between Mr. McGrath and the Chairman of the Compensation Committee and are not finalized.  The Retention Payment applicable to Mr. McGrath under the Retention Plan will be included in the  employment agreement. Following execution of the employment agreement with

Mr. McGrath, the Company will file a Current Report on Form 8-K to report the material terms of the employment agreement.

Any statements in this Current Report on Form 8-K that are not strictly historical statements, including statements about the Company’s beliefs and expectations, are “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements, including general economic and business conditions that may impact clients and the Company’s revenues, timing and awarding of customer contracts, revenue recognition, competition and cost factors, lack of profitability and potential delisting as well as other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. These forward-looking statements may be identified by words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “could,” “should,” “may,” “would,” “continue,” “forecast,” and other similar expressions. These forward-looking statements speak only as of the date of this report. Except as required by law, the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS GROUP, INC.

Date: March 8, 2011	By:	/s/ Frank W. Tilley
Frank W. Tilley
Chief Financial Officer